EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
We, Jeffrey A. Ludrof, Chief Executive Officer of the Company, and Philip A. Garcia, Chief Financial Officer of the Company, certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, that:
(1)	The Quarterly Report on Form 10-Q of the Company for the quarterly period June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey A. Ludrof

Jeffrey A. Ludrof President and Chief Executive Officer

/s/ Philip A. Garcia

Philip A. Garcia Executive Vice President and Chief Financial Officer
August 3, 2005
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Erie Indemnity Company and will be retained by Erie Indemnity Company and furnished to the Securities and Exchange Commission or its staff upon request.

51